                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

Check the appropriate box:

[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[x] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1. Title of each class of securities to which transaction applies: N/A
2. Aggregate number of securities to which transaction applies: N/A
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
4. Proposed maximum aggregate value of transaction: N/A
5. Total fee paid: N/A

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid: N/A

2. Form, Schedule or Registration Statement No.: N/A

3. Filing Party: N/A

4. Date Filed: N/A

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          211 MADISON AVENUE, APT. 28B
                              NEW YORK, N.Y. 10016


                                    [o], 2005

Dear Stockholder:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Advanced Technology Industries, Inc. ("ATI") on [o],[o], 2005, 10 a.m., at [o].

     Please vote on all the proposals listed in the enclosed Notice of Annual Meeting of Stockholders. The enclosed Proxy Statement, which we urge you to read carefully, describes each of the proposals in detail. The Board of Directors unanimously supports such proposals and recommends that you vote in favor of each such proposal.

     Accompanying the proxy materials is ATI's Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2004 and ATI's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE RESPECTFULLY URGE YOU TO PROMPTLY VOTE YOUR SHARES IN ONE OF THE FOLLOWING WAYS:

     o MARK, SIGN, DATE AND PROMPTLY RETURN your enclosed proxy card in the postage-paid envelope;

     o    USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card; or

     o VISIT THE WEBSITE address shown on your proxy card to vote through the Internet.


     Thank you.

                                      Sincerely,

                                      /s/ Allan Klepfisz
                                      -----------------------
                                      Allan Klepfisz
                                      Chief Executive Officer

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                          211 MADISON AVENUE, APT. 28B
                              NEW YORK, N.Y. 10016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              TO BE HELD [o], 2005

     Advanced Technology Industries, Inc., a Delaware corporation ("ATI"), will hold its Annual Meeting of Stockholders on [o],[o], 2005 at 10 a.m., at [o], for the following purposes, all as more fully described in the attached Proxy
Statement:

1.   To elect the Board of Directors for the coming year;

2. To approve an amendment to the certificate of incorporation of ATI to increase the total authorized shares of common stock from 100,000,000 shares to 800,000,000 shares;

3.   To approve ATI's 2005 Equity Incentive Plan;

4. To ratify the appointment of Marcum & Kliegman LLP as independent public accountants of ATI for the year ending December 31, 2005;

5. To approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to ATI's certificate of incorporation; and

6. To consider and vote upon any other matters that may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on [o], 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders or any adjournment or postponement thereof.


                       By Order of the Board of Directors
                       /s/ Allan Klepfisz
                       -----------------------
                       Allan Klepfisz
                       Chief Executive Officer

                                TABLE OF CONTENTS


ANNUAL MEETING                                                                 1
PROPOSAL 1: ELECTION OF DIRECTORS                                              4
PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR CERTIFICATE
            OF INCORPORATION TO INCREASE THE TOTAL AUTHORIZED
            SHARES OF COMMON STOCK                                             6
PROPOSAL 3: APPROVAL OF 2005 EQUITY INCENTIVE PLAN                            11
PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT
            PUBLIC ACCOUNTANTS                                                16
OTHER MATTERS                                                                 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                18
EXECUTIVE COMPENSATION                                                        19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                21
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT                             21
INCORPORATION BY REFERENCE                                                    21
SHAREHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING                             22


EXHIBIT A  CERTIFICATE OF AMENDMENT                                          A-1
EXHIBIT B  2005 EQUITY INCENTIVE PLAN                                        B-1

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON [o], 2005.

This proxy statement and the accompanying proxy card are being furnished to the holders of the voting securities of Advanced Technology Industries, Inc., a Delaware corporation ("we" or "us"), in connection with the solicitation of proxies by our Board of Directors for use in voting at the annual meeting of stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and any and all adjournments or postponements to this meeting. This proxy statement and the accompanying proxy card are first being mailed or delivered to the holders of our voting securities on or about [o], 2005.

ANNUAL MEETING

DATE, TIME AND PLACE. The annual meeting is scheduled to be held at [o], on [o],[o], 2005, at 10:00 a.m. local time.

PURPOSE OF THE ANNUAL MEETING. At the annual meeting, our stockholders will be asked to consider and vote upon each of the following matters:

1.   To elect the Board of Directors for the coming year;

2. To approve an amendment to our certificate of incorporation to increase the total authorized shares of our common stock from 100,000,000 shares to 800,000,000 shares;

3.   To approve our 2005 Equity Incentive Plan;

4. To ratify the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending December 31, 2005;

5. To approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to our certificate of incorporation; and

6. To consider and vote upon any other matters that may properly come before the annual meeting of stockholders or any adjournment or postponement thereof.

RECORD DATE AND SHARES OUTSTANDING. Stockholders of record who owned shares of our common stock or Series A Convertible Preferred Stock at the close of business on [o], 2005 (the "Record Date") are entitled to notice of and to vote at the annual meeting. As of the Record Date, [o] shares of our common stock and [o] shares of our Series A Convertible Preferred Stock (convertible into [o] shares of our common stock as of the Record Date) were issued and outstanding. The closing price of our common stock on the OTC Bulletin Board on the Record Date was $0. [o] per share.

QUORUM. The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If a quorum is not present at the scheduled time of the annual meeting, the stockholders who are represented may adjourn the annual meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken.

HOW VOTES ARE COUNTED. Each share of our common stock outstanding on the Record Date will be entitled to one (1) vote on each matter submitted to a vote of the stockholders, including the election of directors. Each share of our Series A Convertible Preferred Stock is entitled to a number of votes equal to the number of shares of our common stock into which such share of Series A Convertible Preferred Stock is convertible, on the election of directors and, except as provided by law and by the terms of our Series A Convertible Preferred Stock, on all other matters. In accordance with its terms, our Series A Convertible Preferred Stock is not entitled to vote on Proposal 2, relating to the amendment to our certificate of incorporation to increase the total authorized shares of our common stock. As of the Record Date, each share of our Series A Convertible Preferred Stock was convertible into four hundred (400) shares of our common stock. Accordingly, the holders of our common stock will be entitled to cast an aggregate of [o] votes, and other than with respect to Proposal 2, the holders of our Series A Convertible Preferred Stock will be entitled to cast an aggregate of [o] votes. Cumulative voting by stockholders is not permitted.

REQUIRED VOTE. A plurality of the votes cast by the holders of our common stock and the holders of our Series A Convertible Preferred Stock, voting together as a single class, is required for the election of directors (Proposal 1). Abstentions and broker "non-votes" will not be considered in determining whether director nominees have received the requisite number of affirmative votes. A vote of the holders of a majority of the issued and outstanding shares of our common stock is required to amend our certificate of incorporation (Proposal 2). Abstentions and broker "non-votes" will have the effect of a vote "Against" Proposal 2. A majority of the votes present and entitled to vote by the holders of our common stock and the holders of our Series A Convertible Preferred Stock, voting together as a single class, is required to approve the 2005 Equity Incentive Plan (Proposal 3), to ratify the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending December 31, 2005 (Proposal 4) and to approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 2 (Proposal 5). Abstentions will have the effect of a vote "Against" Proposals 3, 4 and 5, and broker "non-votes", although counted for purposes of determining a quorum, will have the effect of a vote neither for nor against such proposals. Approval of the 2005 Equity Incentive Plan is conditioned upon the approval of the proposal to increase the number of authorized shares. Therefore if the proposal to increase the number of authorized shares is not approved, the proposal to approve the 2005 Equity Incentive Plan will be deemed not to have been approved. This is because the remaining number of shares of our common stock currently authorized for issuance is not sufficient to allow for the grant of awards under the 2005 Equity Incentive Plan.

REVOCABILITY AND VOTING OF PROXIES. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the annual meeting or at the annual meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

     o by writing a letter delivered to our Chief Executive Officer, Allan Klepfisz, c/o Advanced Technology Industries, Inc., 211 Madison Avenue, Apt. 28B, New York, N.Y. 10016 stating that the proxy is revoked;
     o    by submitting another proxy with a later date; or
     o    by attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a proxy, executed in your favor, from the holder of record.

PROXIES AND VOTING PROCEDURES. Shares of our common stock and Series A Convertible Preferred Stock represented by properly executed proxies will be voted at the annual meeting in accordance with the instructions indicated on the proxies, unless the proxies have been revoked. If you return a properly executed proxy without specific voting instructions, your shares of common stock or Series A Convertible Preferred Stock will be voted by the proxy holders FOR the election of each of our nominees as a director and FOR the other proposals set forth herein. If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed form of proxy will have the discretion to vote on those matters in accordance with their own judgment to the same extent as the person signing the proxy would be entitled to vote. We do not presently anticipate any other business will be presented for vote at the annual meeting.

All of our stockholders may vote by mail. Registered stockholders who own their shares in their own name and most beneficial stockholders who own shares through a bank or broker also may vote by telephone or Internet. If one of these options is available to you, we strongly encourage you to use it because it is faster and less costly. Please have your proxy card in hand when calling or going online. To vote by mail, please sign, date and mail your proxy card in the envelope provided.

LIST OF STOCKHOLDERS. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting and for ten days prior to the annual meeting during regular business hours at our chief executive offices located at 211 Madison Avenue, Apt. 28B, New York, N.Y.

COST OF THIS PROXY SOLICITATION. We will pay the costs relating to this proxy statement, the proxy and the annual meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and regular employees may also solicit proxies. They will not receive any additional compensation for the solicitation.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS


NOMINEES FOR DIRECTORS

Our Board of Directors proposes the following four nominees for election as directors at the annual meeting. All nominees have consented to be named in this proxy statement and to serve on our Board. The directors will hold office from election until the next annual meeting, or until their successors are elected and qualified.

                                                                        Director
NAME                 AGE     TITLE                                       Since
----                 ---     -----                                       -----

Allan Klepfisz        49     President, Chief Executive Officer and      2004
                             Director

James Samuelson       35     Vice President, Chief Financial Officer,    2004
                             Secretary and Director

Arie Baalbergen       64     Director                                    2004

Chai Ong              55     Director                                    2004


The business experience, principal occupations and employment, as well as periods of service, of each of our directors and executive officers during the last five years are set forth below.

Allan Klepfisz joined us as our President, Chief Executive Officer and a Director on December 15, 2004. Mr. Klepfisz was appointed to our Board of Directors in connection with our acquisition of LTDnetwork, Inc, a Delaware corporation ("LTDN"). Between August 1999 and March 2000, Mr. Klepfisz was involved in the formation of LTDN. Since March 2000, Mr. Klepfisz has served as the Chief Executive Officer and a director of LTDN.

James Samuelson joined us as our Vice President, Chief Financial Officer and Secretary in February 2000. Mr. Samuelson was appointed to our Board of Directors in August 2004. Mr. Samuelson also served as an officer and director of our former affiliate, Nurescell Inc., until March 2003.

Arie Baalbergen joined us as a Director on December 15, 2004. Mr. Baalbergen was appointed to our Board of Directors in connection with our acquisition of LTDN. Between August 1999 and March 2000, Mr. Baalbergen was involved in the formation of LTDN. Since March 2000, Mr. Baalbergen has served as the Chief Financial Officer and a director of LTDN.

Chai Ong joined us as a Director on December 15, 2004. Mr. Ong was appointed to our Board of Directors in connection with our acquisition of LTDN. Since 2001, Mr. Ong has served as a director of LTDN. During 2000 and 2001, Mr. Ong served as the Vice President, Corporate Finance of LTDN.

STOCKHOLDER APPROVAL OF BOARD OF DIRECTORS

A plurality of the votes cast by the holders of our common stock and the holders of our Series A Convertible Preferred Stock, voting together as a single class, is required for the election of directors. Abstentions and broker "non-votes" will not be considered in determining whether director nominees have received the requisite number of affirmative votes.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" each of the nominees for election as directors named herein. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees listed above. If unforeseen circumstances (such as death or disability) make it necessary for our Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. Our Board of Directors does not presently anticipate that any nominee will be unable to serve.

BOARD MEETINGS AND COMMITTEES OF OUR BOARD

Including unanimous written actions of our Board, our Board of Directors met 8 times in 2004. No incumbent director attended less than 75% of the total number of all meetings of our Board during the period such person has been a director.

Our Board of Directors does not have a standing Audit Committee, Compensation Committee or Nominating Committee. The entire Board of Directors acts as the Nominating Committee, which permits all directors to participate in the process. Due to our small size and the small size of our Board of Directors, our Board does not believe we would derive any significant benefit from a separate Nominating Committee. None of the members of our Board are "independent" as defined in the NASD listing standards. We do not have a Nominating Committee charter.

Our Board does not have a written policy or charter regarding how director candidates are evaluated or nominated for our Board. Additionally, our Board has not created particular qualifications or minimum standards that the candidates for our Board must meet. In recommending director candidates in the future, our Board intends to take into consideration such factors as it deems appropriate based on our current needs. These factors may include diversity, age, skills, decision-making ability, inter-personal skills, experience with businesses and other organizations of comparable size, community activities and relationships, and the interrelationship between the candidate's experience and business background, and other Board members' experience and business background, whether such candidate would be considered "independent", as such term is defined in the NASD listing standards, as well as the candidate's ability to devote the required time and effort to serve on our Board.

Our Board will consider for nomination by our Board director candidates recommended by our stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to our Chief Executive Officer. The process for determining whether to nominate a director candidate put forward by a stockholder is the same as that used for reviewing candidates submitted by directors.

We have not, to date, implemented a policy or procedure by which our stockholders can communicate directly with our directors. Due to our small size and our limited resources, we believe that this is appropriate.

Our Board of Directors encourages, but does not require, its directors to attend our annual meeting of stockholders.

DIRECTOR COMPENSATION

Directors who are also our employees receive no compensation for serving on our Board or committees. In February 2005 we issued 380,952 shares of our common stock to Chai Ong, one of directors, in connection with consulting services provided to us by Mr. Ong.

                                 PROPOSAL NO. 2

          APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
              INCREASE THE TOTAL AUTHORIZED SHARES OF COMMON STOCK

GENERAL

Our Board of Directors has proposed to amend our certificate of incorporation (the "Certificate of Amendment") for the purpose of increasing the number of authorized shares of our common stock from one hundred million (100,000,000) shares to eight hundred million (800,000,000) shares. A copy of the proposed Certificate of Amendment is attached as Appendix A to this proxy statement. If the Certificate of Amendment is approved at the annual meeting, we intend to promptly file the Certificate of Amendment with the Delaware Secretary of State.

As of the Record Date, there were [o] shares of our common stock and [o] shares of our Series A Convertible Preferred Stock issued and outstanding. We also have reserved for possible future issuance [o] shares of our common stock and [o] shares of our Series A Convertible Preferred Stock, each in connection with outstanding options and warrants.

The additional shares of our common stock for which authorization is sought herein would be part of our existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of our common stock presently outstanding. Holders of our common stock have no preemptive or other subscription rights.

PURPOSE FOR THE INCREASE IN THE AUTHORIZED COMMON STOCK

     CONVERSION OF OUR SERIES A CONVERTIBLE PREFERRED STOCK

In connection with our acquisition of LTDN, which was consummated on December 15, 2004, we issued to the stockholders of LTDN consideration consisting of 193,336 shares of our Series A Convertible Preferred Stock and warrants to purchase 487,903 shares of our Series A Convertible Preferred Stock. The terms of our Series A Convertible Preferred Stock provide that each share of our Series A Convertible Preferred Stock will automatically convert into 400 shares of our common stock upon the filing of the Certificate of Amendment with the Delaware Secretary of State. While the holders of our Series A Convertible Preferred Stock will vote with the holders of our common stock on all matters on an as converted basis, such holders of our Series A Convertible Preferred Stock will not be entitled to vote on the approval of the Certificate of Amendment. We agreed in connection with such acquisition that we would call a meeting of our stockholders to seek approval of the Certificate of Amendment. Under the terms of our certificate of incorporation and applicable law, our Board of Directors had the power to issue shares of our Series A Convertible Preferred Stock for such purpose and for such consideration as our Board of Directors determined to be appropriate, without further authorization by stockholders. Our Board of Directors believed that it was in our best interest to issue shares of our Series A Convertible Preferred Stock in connection with consummating the LTDN acquisition prior to seeking approval from our stockholders to increase our authorized common stock. Our Board of Directors believed that any further delay in consummating the LTDN acquisition would adversely affect our ability to raise funds for our operations and product development.

We have agreed to file a registration statement with the Securities and Exchange Commission relating to the resale of the shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock issued to the stockholders of LTDN within 90 days following the date the Certificate of Amendment is filed with the Delaware Secretary of State. In addition, we have agreed to use our reasonable efforts to cause such registration statement to be declared effective within 180 days following the date the Certificate of Amendment is filed with the Delaware Secretary of State. In the event that the Certificate of Amendment is not filed by December 15, 2005, we have agreed to register shares of our Series A Convertible Preferred Stock issued to the stockholders of LTDN.

We have also issued shares of our Series A Convertible Preferred Stock for other acquisitions and for other corporate purposes. In connection with our acquisition of Alfa-Pro Products GmbH from its stockholder, which was consummated on December 13, 2004, we issued to such stockholder 43,600 shares of our Series A Convertible Preferred Stock. In connection with our acquisition of certain intellectual property rights from Schattl GBR, which was consummated on December 13, 2004, we issued to Schattl GBR 6,400 shares of our Series A Convertible Preferred Stock. In February 2005, we issued 10,536 shares of our Series A Convertible Preferred Stock to a former consultant in connection with the settlement of certain claims with respect to such consultant's consulting agreement. In April 2005, we issued 375 shares of our Series A Convertible Preferred Stock as a finder's fee relating to certain of our financings.

If the Certificate of Amendment is approved and all the warrants to purchase shares of our Series A Convertible Preferred Stock are exercised, then we would be obligated to issue [o] shares of our common stock upon the conversion of all of our Series A Convertible Preferred Stock and the exercise of such warrants.

     CONVERTIBLE DEBENTURES

Between March 1, 2005 and July 19, 2005, we have raised from various financing sources approximately $1,775,000 through the issuance of convertible debt securities ("Debentures") and warrants ("Debenture Warrants") to purchase shares of our common stock. We have also issued an additional $45,000 aggregate principal amount of the Debentures to certain holders of the Debentures in consideration for such holders agreeing to certain amendments with respect to the terms of the Debentures.

The Debentures bear interest at 9% per annum on a simple non-compounded basis and are due and payable on August 20, 2006. If the Certificate of Amendment is approved, then from and after such approval the Debentures will be convertible, at the holder's option, into shares of our common stock. If the Certificate of Amendment is not approved by September 30, 2005 the holders of the Debentures will be entitled to require us to redeem the Debentures held by such holders at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. If such approval is obtained, the Debentures will become convertible as described above at a conversion rate equal to the lesser of $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs) and 75% of the average of the 10 lowest closing bid prices of our common stock for the 30 trading days immediately preceding the applicable date of conversion. If a holder elects to convert all or a portion of the Debentures and the conversion price is less than $0.07 (subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs), in lieu of effecting such conversion, we may elect to redeem the amount of the Debentures requested to be so converted at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. The holder may accelerate the maturity date of the Debentures following the occurrence of customary events of default, including, without limitation, payment defaults, breaches of certain covenants and representations, certain events of bankruptcy, certain judgment defaults and the suspension of our common stock from trading on the Over the Counter Bulletin Board. The Debentures are secured by a security interest in all of our assets.

Each Debenture Warrant is exercisable during the period from the approval of the Certificate of Amendment until the second anniversary of the effective date of the registration statement described below. The Debenture Warrants are exercisable at $0.10 per share, such exercise price subject to adjustment for subsequent lower price issuances by us and other customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs. If the average of the closing bid prices of our common stock during any period of 20 consecutive trading days is equal to or greater than $0.50 and the closing bid price of our common stock is equal to or greater than $0.50 for at least 10 trading days during such period then with respect to each Debenture Warrant that the holder does not exercise during the 15 trading day period following the receipt by the holder of a notice from us that such average price and closing bid prices have occurred, the exercise price for such Debenture Warrants will each be adjusted to $0.25 per share (subject to adjustment for customary events including stock splits, reverse stock splits, dividends of common stock and spin-offs). Holders of Debenture Warrants are entitled to effect a cashless exercise of the Debenture Warrants if the registration statement (as described below) has not been declared effective prior the first anniversary of the issuance of the Debenture Warrants. If the Certificate of Amendment is not approved the Debenture Warrants will not become exercisable.

We have agreed to file a registration statement to register the shares of our common stock issuable upon the conversion of the Debentures and the exercise of the Debenture Warrants. We will be obligated to pay the holders of the Debentures certain liquidated damages in the event that such registration statement is not filed by October 5, 2005 or is not declared effective by November 30, 2005 or the effectiveness of such registration statement is subsequently suspended for more than certain permitted periods.

If the Certificate of Amendment is approved and all the Debentures are converted at their current conversion rates and all the Debenture Warrants are exercised at their current exercise prices, then we would be obligated to issue 51,357,142 shares of our common stock.

     INCREASED FLEXIBILITY

In addition to above reasons, our Board of Directors believes that increasing the number of authorized shares of our common stock would provide us with increased flexibility in the future to issue shares of our common stock in connection with issuances to fund our operations, to fund acquisitions, to meet future financing needs, to allow for additional option grants and for other corporate purposes. In addition, having additional shares of our common stock available will give us the ability to issue shares of our common stock without the expense and delay of a special meeting of our stockholders. Except as otherwise required by applicable law, authorized but unissued shares of our common stock may be issued from time to time, for such purpose and for such consideration as our Board of Directors may determine to be appropriate, without further authorization by stockholders. Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock and the percentage ownership of existing stockholders would be diluted accordingly.

     POTENTIAL ADVERSE EFFECTS IF THE CERTIFICATE OF AMENDMENT IS NOT APPROVED

As noted above, if the Certificate of Amendment is not filed with the Delaware Secretary of State by December 15, 2005, we have agreed to register shares of our Series A Convertible Preferred Stock issued to the stockholders of LTDN. We do not know what effect such registration may have on the trading of our common stock on the Over the Counter Bulletin Board. If our Series A Convertible Preferred Stock is also listed on the Over the Counter Bulletin Board, the trading volume and price of our common stock could be adversely affected.

Also as noted above, if the Certificate of Amendment is not approved by September 30, 2005 the holders of the Debentures will be entitled to require us to redeem the Debentures held by such holders at a purchase price equal to 150% of the principal amount of the Debentures plus accrued and unpaid interest to the date of redemption. We believe that any such redemption will have an adverse effect on our liquidity and on our ability to consummate future financings.

EFFECTS OF THE INCREASE IN THE AUTHORIZED COMMON STOCK

Although our Board of Directors will authorize the issuance of additional shares of our common stock only when it considers doing so to be in our best interests, the additional issuance of shares of our common stock may, among other things, have a dilutive effect on the holders of our common stock. The increase in the authorized number shares of our common stock also could be viewed as having anti-takeover effects and could be used by our management to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management, including transactions favored by a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over the then current market prices or benefit in some other manner. While our Board of Directors has no current plans to do so, shares of our common stock could be issued in various transactions that would make a change of control more difficult or costly and, therefore, less likely. For example shares of our common stock could be privately sold to purchasers favorable to our Board of Directors in opposing a change of control or to dilute the stock ownership of a person seeking to obtain control.

As discussed above, the approval of the Certificate of Amendment will result in the automatic conversion of each share of our Series A Convertible Preferred Stock into four hundred (400) shares of our common stock and our currently outstanding warrants to purchase shares of our Series A Convertible Preferred Stock will become exercisable for shares of our common stock. In addition, such approval will permit the holders of the Debentures to convert such Debentures into shares of our common stock at the conversion prices described above and the holders of the Debenture Warrants to exercise such Debenture Warrants at the exercise prices described above. If the Certificate of Amendment is approved and all the warrants to purchase shares of our Series A Convertible Stock are exercised, then we would be obligated to issue an aggregate of [o] shares of our common stock upon the conversion of all of our Series A Convertible Preferred Stock and the exercise of such warrants. If the Certificate of Amendment is approved and all the Debentures are converted at their current conversion rates and all the Debenture Warrants are exercised at their current exercise prices, then we would be obligated to issue an aggregate of 56,214,286 shares of our common stock in connection with such securities.

INTERESTS OF CERTAIN PERSONS IN THIS PROPOSAL

Each of Allan Klepfisz, our Chief Executive Officer and President and one of our Directors, Arie Baalbergen, one of our Directors and the Chief Financial Officer of our subsidiary LTDN, and Chai Ong, one of our Directors, was a stockholder of LTDN at the time of our acquisition of LTDN on December 15, 2004. As result such persons received shares of our Series A Convertible Preferred Stock and warrants to purchase shares of our Series A Convertible Preferred Stock in exchange for their shares of common stock of LTDN. Mr. Klepfisz beneficially owns 12,278 shares of our Series A Convertible Preferred Stock and warrants to purchase 30,985 shares of our Series A Convertible Preferred Stock, Mr. Baalbergen beneficially owns 7,748 shares of our Series A Convertible Preferred Stock and warrants to purchase 19,553 shares of our Series A Convertible Preferred Stock and Mr. Ong beneficially owns 1,944 shares of our Series A Convertible Preferred Stock and warrants to purchase 4,905 shares of our Series A Convertible Preferred Stock. Each of Mr. Klepfisz, Mr. Baalbergen and Mr. Ong also has the right to participate in the registration of our common stock received upon exercise of such shares of our Series A Convertible Preferred Stock and such warrants as described above under "--Purpose for the Increase in our Authorized Common Stock--Conversion of our Series A Convertible Preferred Stock."

STOCKHOLDER APPROVAL OF CERTIFICATE OF AMENDMENT

A vote of the holders of a majority of the issued and outstanding shares of our common stock is necessary to amend our certificate of incorporation as contemplated by this Proposal 2. In accordance with its terms, our Series A Convertible Preferred Stock is not entitled to vote on Proposal 2. Abstentions and broker "non-votes" will have the effect of a vote "Against" this Proposal 2.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" the approval of the Certificate of Amendment. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the Certificate of Amendment.

                                 PROPOSAL NO. 3

                   APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

     On July 19, 2005 our Board of Directors unanimously voted to adopt the 2005 Equity Incentive Plan (the "Incentive Plan") and to recommend approval of the Incentive Plan by our stockholders.

     The following is a summary of the material features of the Incentive Plan. It may not contain all of the information important to you. We urge you to read the entire Incentive Plan, a copy of which appears as Appendix B to this proxy statement.

DESCRIPTION OF THE INCENTIVE PLAN

     The purpose of the Incentive Plan is to advance our interests and the interests our affiliated corporations by providing for the grant to participants of stock-based incentive awards, all as more fully described below.

     The Incentive Plan will become effective on the date of its approval by our stockholders and will terminate when there are no remaining shares available for awards. A maximum of 15,000,000 shares of our common stock may be delivered in satisfaction of awards made under the Incentive Plan. In the event of a stock dividend, stock split or other change in our capital structure, the

Administrator (as defined below) will make appropriate adjustments to the maximum number of shares available under the Incentive Plan and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, any exercise prices relating to awards and any other provisions of awards affected by the change. The Administrator may also make similar adjustments to take into account other distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Incentive Plan and to preserve the value of awards.

     The maximum number of shares that may be issued under the Incentive Plan represents approximately [o] percent of the total number of shares of our common stock outstanding on [o], 2005 (assuming that all outstanding shares of our Series A Convertible Preferred Stock were converted into our common stock on such date) . Approximately 2,687,452 shares remained issuable in connection with outstanding awards under our prior plans. The total number of shares issuable under our prior plans, added together with shares issuable under the proposed Incentive Plan, represent approximately [o] percent of our outstanding shares on [o], 2005 (assuming that all outstanding shares of our Series A Convertible Preferred Stock were converted into our common stock on such date).

     ADMINISTRATION. Our Board of Directors or a committee appointed by our Board will administer the Incentive Plan. The term "Administrator" is used in this proxy statement to refer to the person (our Board or committee of our Board, and their delegates) charged with administering the Incentive Plan. The Administrator has full authority to determine who will receive awards and to determine the types of awards to be granted as well as the amounts, terms, and conditions of any awards. Awards may be in the form of options or restricted or unrestricted stock. The Administrator has the right to determine any questions that may arise regarding the interpretation and application of the provisions of the Incentive Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. Determinations of the Administrator made under the Incentive Plan are conclusive and bind all parties.

     ELIGIBILITY. Participation is limited to those key employees and directors, as well as consultants and advisors, who in the Administrator's opinion are in a position to make a significant contribution to our success and our affiliated corporations and who are selected by the Administrator to receive an award. The group of persons from which the Administrator will select participants currently consists of approximately 16 individuals.

     STOCK OPTIONS. The Administrator may from time to time award options to any participant. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price. Two types of stock options may be granted under the Incentive Plan: incentive stock options, or "ISOs", which are subject to special tax treatment as described below, and nonstatutory options, or "NSOs". Eligibility for ISOs is limited to our employees and the employees of our subsidiaries.

     The exercise price of an ISO cannot be less than the fair market value of our common stock at the time of grant. In addition, the expiration date of an ISO cannot be more than ten years after the date of the original grant. In the case of NSOs, the exercise price and the expiration date are determined in the discretion of the Administrator. The Administrator also determines all other terms and conditions related to the exercise of an option, including the consideration to be paid, if any, for the grant of the option, the time at which options may be exercised and conditions related to the exercise of options.

     The closing price of our common stock as reported on the Over The Counter Bulletin Board on July 18, 2005 was $0.105 per share.

     STOCK AWARDS. The Incentive Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of one of our stockholders, including the right to vote the shares and to receive dividends. Other awards under the Incentive Plan may also be settled with restricted stock.

     GENERAL PROVISIONS APPLICABLE TO ALL AWARDS. Neither ISOs nor, except as the Administrator otherwise expressly provides, other awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime an ISO and, except as the Administrator may provide, other non-transferable awards requiring exercise may be exercised only by the recipient. Shares delivered under the Incentive Plan may consist of either authorized but unissued or treasury shares. The number of shares delivered upon exercise of a stock option is determined net of any shares transferred to us by the optionee (including through the holding back of shares that would otherwise have been deliverable upon exercise) in payment of the exercise price or tax withholding.

     MERGERS AND SIMILAR TRANSACTIONS. In the event of a consolidation or merger in which we are not the surviving corporation or which results in the acquisition of substantially all of our common stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of our assets or our dissolution or liquidation, the following rules will apply except as otherwise provided in an Award:

     o If there is no assumption or substitution of stock options, existing stock options will become fully exercisable prior to the completion of the transaction on a basis that gives the holder of the stock option a reasonable opportunity to exercise the stock option and participate in the transaction as a stockholder.

     o Existing stock options, unless assumed, will terminate upon completion of the transaction.

If there is a surviving or acquiring entity, the Administrator may arrange to have that entity (or an affiliate) assume outstanding awards or grant substitute awards. In the case of shares of restricted stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of those shares in connection with the transaction be placed in escrow or otherwise made subject to restrictions determined by the Administrator.

     AMENDMENT. The Administrator may at any time or times amend the Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Incentive Plan as to any future grants of awards. The Administrator may not, however, alter the terms of an Award so as to affect adversely the participant's rights under the Award without the participant's consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

NEW INCENTIVE PLAN BENEFITS

     The future benefits or amounts that would be received under the Incentive Plan by executive officers, non-executive directors and non-executive officer employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the plan had been in effect cannot be determined.


EQUITY COMPENSATION PLAN INFORMATION

     The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2004.

---------------------------------------------------------------------------------------------------
                          (a)                     (b)                   (c)
---------------------------------------------------------------------------------------------------
Plan category             Number of shares of     Weighted-average      Number of shares of common
                          common stock to be      exercise price of     stock remaining available
                          issued upon exercise    outstanding options   for future issuance under
                          of outstanding options                        equity compensation plans
                                                                        (excluding shares
                                                                        reflected in column (a))
---------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
stockholders                   305,000                 $0.34                     1,915,000
---------------------------------------------------------------------------------------------------
Equity compensation
plans not approved by
stockholders
                               937,777                 $0.22                       772,452
---------------------------------------------------------------------------------------------------
Total                        1,242,777                 $0.30                     2,687,452
---------------------------------------------------------------------------------------------------

FEDERAL TAX EFFECTS

     The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Incentive Plan, nor does it cover state, local or non-U.S. taxes.

     ISOS. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

     NSOS. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to us; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which we are not entitled to a deduction.

     In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

     The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Internal Revenue Code, an optionee who exercises a NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called "83(b) election" in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to us will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

     Under the so-called "golden parachute" provisions of the Internal Revenue Code, the accelerated vesting of awards in connection with a change in control of us may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to us.

STOCKHOLDER APPROVAL OF INCENTIVE PLAN

A majority of the votes present and entitled to vote by the holders of our common stock and our Series A Convertible Stock, voting together as a single class, is necessary to approve the Incentive Plan. As such, abstentions and broker non-votes will have no effect on the outcome. Approval of the Incentive Plan is conditioned upon the approval of the proposal to increase the number of authorized shares. Therefore if the proposal to increase the number of authorized shares is not approved, the proposal to approve the Incentive Plan will be deemed not to have been approved. This is because the remaining number of shares of our common stock currently authorized for issuance is not sufficient to allow for the grant of awards under the Incentive Plan.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" the approval of the Incentive Plan. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the Incentive Plan.

                                   PROPOSAL 4

          RATIFICATION OF APPOINTMANT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Board of Directors has selected Marcum & Kliegman LLP to provide accounting services to us for the year ending December 31, 2005. Our Board of Directors has directed that such appointment be submitted for ratification by our stockholders. Marcum & Kliegman LLP, Certified Public Accountants, provided accounting services to us during the year ended December 31, 2004. It is not anticipated that a member of Marcum & Kliegman LLP will be present at the annual meeting.

The following table presents fees for professional audit services rendered by Marcum & Kliegman, LLP for the audit of our annual financial statements for the years ended December 31, 2004 and 2003, and fees billed for other services rendered by Marcum & Kliegman, LLP during 2004 and 2003.

--------------------------------------------------------------------------------
                                     2004                    2003
--------------------------------------------------------------------------------
Audit Fees (1)                     $250,000                $104,697
--------------------------------------------------------------------------------
Audit Related Fees (2)                ---                     ---
--------------------------------------------------------------------------------
Tax Fees (3)                        $12,500                   ---
--------------------------------------------------------------------------------
All Other Fees (4)                  $6,500                    ---
--------------------------------------------------------------------------------
Total                              $269,000                $104,697
--------------------------------------------------------------------------------

Notes:

(1) Audit fees consist of fees for audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

(2) Audit related fees consist of fees for audits of financial statements of the employee benefit plans maintained by us.

(3) Tax fees consist of fees for tax consultation and tax compliance services for us and our employee benefit plans.

(4) All other fees consist of fees primarily related to consultations regarding the employee benefit plans.

We do not have an audit committee, therefore there is not pre-approval of audit and permissible non-audit services provided by the independent auditors. The non-audit services include audit-related services, tax services and other services. Our policy is to pre-approve all services and fees for up to one year, which approval includes the appropriate detail with regard to each particular service and its related fees.

We have considered whether the services provided by Marcum & Kliegman LLP, apart from the audit services described under the heading "Audit Fees" above, are compatible with maintaining the independence of Marcum & Kliegman LLP.

STOCKHOLDER RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholder approval is not required for the appointment of Marcum & Kliegman LLP, since our Board of Directors has the responsibility for selecting our auditors. However, the appointment is being submitted for approval at the annual meeting. A majority of the votes present and entitled to vote by the holders of our common stock and our Series A Convertible Stock, voting together as a single class, is necessary to ratify the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending December 31, 2005. As such, abstentions and broker non-votes will have no effect on the outcome. No determination has been made as to what action our Board of Directors would take if our stockholders do not approve the appointment.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board of Directors unanimously recommends a vote "FOR" the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending December 31, 2005. We will vote your shares as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending December 31, 2005.

                                  OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein that will be presented at the annual meeting. To the extent that matters not known at this time may come before the annual meeting, absent instructions thereon to the contrary, the enclosed proxy will confer discretionary authority with respect to such other matters as may properly come before the annual meeting, and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such other matters.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 18, 2005 as to each person who is known to us to be the beneficial owner of more than 5% of our common stock and our Series A Convertible Preferred Stock (giving effect to all warrants and options exercisable within 60 days) and as to the security and percentage ownership of each of our named executive officers and directors and all of our officers and directors as a group. Except where specifically noted, each person listed in the table has sole voting and investment power with respect to the shares listed.

----------------------------------------------------------------------------------------------------------------
Name of Beneficial Owner  Common Stock          Percent of Common  Series A Convertible   Percent of Series A
                          Beneficially Owned    Stock              Preferred Stock        Convertible
                                                                   Beneficially Owned     Preferred Stock
----------------------------------------------------------------------------------------------------------------
Alice Schlattl                      ---                ---                 43,600                 5.8%
----------------------------------------------------------------------------------------------------------------
Allan Klepfisz (1)                532,811               *                  43,263                 5.8%
----------------------------------------------------------------------------------------------------------------
Hans Joachim Skrobanek           1,073,359             1.2%                   0                    ---
----------------------------------------------------------------------------------------------------------------
James Samuelson (2)              7,527,847             8.7%                   0                    ---
----------------------------------------------------------------------------------------------------------------
Chai Ong (3)                     2,080,852             2.4%                 6,849                  1%
----------------------------------------------------------------------------------------------------------------
Arie Baalbergen (4)               597,000               *                  27,301                 3.8%
----------------------------------------------------------------------------------------------------------------
All Officers and
Directors as a group (5
persons)                        11,811,869            13.7%                77,413                 10.6%
----------------------------------------------------------------------------------------------------------------

* Less than 1%

(1) Includes warrants to purchase 30,985 shares of our Series A Convertible Preferred Stock.
(2) Includes options to purchase 1,037,777 shares of our common stock, and the right to receive 333,333 shares of our common stock upon the filing of the preliminary proxy statement for our 2005 annual meeting and 333,333 shares of our common stock upon the filing of the definitive proxy statement for our 2005 annual meeting.

(3) Includes warrants to purchase 3,703 shares of our Series A Convertible Preferred Stock. Also includes 476 shares of our Series A Convertible Preferred Stock and warrants to purchase 1,202 shares of our Series A Convertible Preferred Stock held by Mr. Ong's wife.
(4) Includes warrants to purchase 19,533 shares of our Series A Convertible Preferred Stock.


                             EXECUTIVE COMPENSATION

The following table presents, for each of the last three fiscal years ending December 31, 2004 the annual compensation earned by our chief executive officer and our most highly compensated executive officers (the "Named Executive Officers").

----------------------------------------------------------------------------------------------------------------------
                                     Annual Compensation                         Long-Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                                                             Awards                   Payouts
----------------------------------------------------------------------------------------------------------------------
                                                                                 Securities
                                                         Other      Restricted   Underlying                 All Other
   Name and                                              Annual       Stock       Options/       LTIP        Compen-
  Principal                    Salary        Bonus       Compen-      Awards        SARs        Payouts      sation
   Position        Year          ($)          ($)        sation        ($)          (#)           ($)          ($)
----------------------------------------------------------------------------------------------------------------------
Hans-Joachim
Skrobanek,         2004     $110,000(1)        --          --           --           --           --           --
Former
President
----------------------------------------------------------------------------------------------------------------------
                   2003     $110,000           --          --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------
                   2002     $110, 000          --          --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------
James
Samuelson,
Vice               2004     $225,000(2)        --          --        $206,000     937,000         --           --
President,
Chief
Financial
Officer and
Secretary
----------------------------------------------------------------------------------------------------------------------
                   2003     $120,000           --          --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------
                   2002     $120,000           --          --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------
Allan
Klepfisz,
Chief
Executive
Officer            2004     $11,455(3)         --          --           --           --           --           --
----------------------------------------------------------------------------------------------------------------------

     (1) Mr. Skrobanek served as our President until December 15, 2004. Mr. Skrobanek was entitled to receive a salary equal to $110,000 per annum. Due to our financial condition, Mr. Skrobanek has accrued an amount equal to $34,000 during the year ended December 31, 2004.

     (2) During 2004, Mr. Samuelson received 1,526,238 shares of our common stock, registered on Form S-8 and 1,183,333 shares of our unregistered common stock as payment of $407,800 in salary accrued and unpaid for prior years. Mr. Samuelson received as a bonus 937,777 shares of our unregistered common stock valued at $206,000. Mr. Samuelson also received as a bonus an option to purchase 937,777 shares of our common stock with an exercise price of $0.22 per share

     (3) Mr. Klepfisz has served as our President and Chief Executive Officer since December 15, 2004 and has a base annual salary of $275,000.


The following table contains information concerning the grant of stock options to the Named Executive Officers during the fiscal year ended December 31, 2004.

                   OPTIONS/SAR GRANTS IN THE FISCAL YEAR 2004
                                INDIVIDUAL GRANTS

------------------------------------------------------------------------------------------------
                         Number of           % of Total
                   Securities Underlying    Options/SARS    Exercise or Base
                        Options/SARS         Granted to       Price ($/Sh)
                        Granted (#)         Employees in                          Expiration
       Name                                  Fiscal Year                             Date
------------------------------------------------------------------------------------------------
   Hans-Joachim
    Skrobanek                0                    0                N/A                -
------------------------------------------------------------------------------------------------
 James Samuelson          937,777               100%              $0.22           3/12/2014
------------------------------------------------------------------------------------------------
  Allan Klepfisz             0                    0                N/A                -
------------------------------------------------------------------------------------------------

The following table sets forth certain information with respect to options exercised during the fiscal year ended December 31, 2004 by the Named Executive Officers and with respect to unexercised options held by such persons at December 31, 2004.

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

-------------------------------------------------------------------------------------------------------
                                     Number of Shares Underlying    Value of Unexercised In-The-Money
                                      Unexercised Options as of      Options/SARs as of December 31,
                                        December 31, 2004 (#)                   2004 ($)
                Name                  Exercisable/Unexercisable         Exercisable/Unexercisable
-------------------------------------------------------------------------------------------------------
       Hans-Joachim Skrobanek              100,000/100,000                         0/0
-------------------------------------------------------------------------------------------------------
          James Samuelson                    1,037,777/0                           0/0
-------------------------------------------------------------------------------------------------------
           Allan Klepfisz                        0/0                               0/0
-------------------------------------------------------------------------------------------------------


EMPLOYMENT CONTRACTS

We have no formal employment contracts with the Named Executive Officers. Mr. Samuelson, our Vice President, Chief Financial Officer and Secretary and a Director, has an arrangement with us that entitles Mr. Samuelson to an annual base salary of $175,00 per annum and a $12,500 quarterly bonus subject to certain activities being completed.

Mr. Klepfisz, our President, Chief Executive Officer and a Director has an arrangement with us that entitles Mr. Klepfisz to an annual base salary of $275,000.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 8, 2004, we entered into a consulting agreement with Allan Klepfisz pursuant to which we issued to Mr. Klepfisz 2,337,500 shares of our common stock, with a value of $352,750, for consulting services performed by Mr. Klepfisz between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Klepfisz up to the date of our acquisition of LTDN, which occurred on December 15, 2004. On July 8, 2004, we entered into a consulting agreement with Chai Ong pursuant to which we issued to Mr. Ong 1,700,000 shares of our common stock, with a value of $255,000, for consulting services performed by Mr. Ong between November 1, 2002 and July 8, 2004 and for further services to be performed by Mr. Ong up to the date of our acquisition of LTDN, which occurred on December 15, 2004. In February 2005 we issued 380,952 shares of our common stock to Mr. Ong in connection with consulting services provided to us by Mr. Ong. Our subsidiary, LTDN, owes Mr. Klepfisz $1,020,719 related to advances made by him over the three year period ended December 31, 2004. This obligation is payable on demand and does not provide for interest.


                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of a registered class of our equity securities, to file certain reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission. Such officers, directors, and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of copies of Forms 3 and 4 and any amendments furnished to us pursuant to Rule 16a-3(e) and Forms 5 and any amendments furnished to us with respect to the 2004 fiscal year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-B stating that no Forms 5 were required, we believe that, during the 2004 fiscal year, James Samuelson, our Chief Financial Officer and a Director, is currently delinquent in filing Form 4s with respect to securities he acquired during such year.

                           INCORPORATION BY REFERENCE

A copy or our Annual Report on Form 10-KSB/A-1 for the fiscal year ended December 31, 2004 (the "Annual Report") and our Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2005 (the "Quarterly Report") accompanies this proxy statement. A copy of any or all of the exhibits to the Annual Report will be furnished for a fee which will not exceed our reasonable expenses in furnishing such exhibits. Any requests for such exhibits should be sent to the attention of our Chief Executive Officer, Allan Klepfisz, c/o Advanced Technology Industries, Inc., 211 Madison Avenue, Apt. 28B, New York, N.Y. 10016. Item 6 (Plan of Operation), Item 7 (Financial Statements) and Item 8 (Changes in and Disagreements with Accountants on Accounting and Financial Disclosure) are incorporated herein by reference to the Annual Report and Item 1 (Consolidated Financial Statements) is incorporated herein by reference to the Quarterly Report.


                          STOCKHOLDER PROPOSALS FOR THE
                               2006 ANNUAL MEETING

A stockholder who wishes to submit a proposal pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in our proxy statement for our 2006 annual meeting must submit the same to us on or before [o],[o], and must otherwise comply with the requirements of such Rule 14-8.

A stockholder who wishes to nominate a person for election as a director or propose other business at an annual meeting must also comply with the procedures specified in our by-laws. Under our by-laws, no nominations of individuals for election as directors or other business may be brought before our annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of our Board of Directors or by a stockholder entitled to vote who has delivered written notice to us (containing certain information contained in our by-laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. Assuming the 2006 annual meeting is held on schedule, the notice must be delivered no later than [o], 2006, nor earlier than [o], 2006. In the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by a stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting but not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by us.

All stockholder proposals should be marked for the attention of our Chief Executive Officer, Allan Klepfisz, c/o Advanced Technology Industries, Inc., 211 Madison Avenue, Apt. 28B, New York, N.Y. 10016


                                 BY ORDER OF THE BOARD OF DIRECTORS
                                  /s/ Allan Klepfisz
                                  -----------------------
                                  Allan Klepfisz
                                 Chief Executive Officer

New York, NY
[o], 2005

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

               ---------------------------------------------------

                         Pursuant to Section 242 of the
                General Corporation Law of the State of Delaware

               ---------------------------------------------------


          ADVANCED TECHNOLOGY INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST: Article FOURTH(a) of the Certificate of Incorporation of the Corporation is hereby amended and restated to read as follows:

               "FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is Eight Hundred One Million (801,000,000) shares of which Eight Hundred Million (800,000,000) shares shall be designated as common stock with par value one hundredth of one cent ($0.0001) per share and One Million (1,000,000) shares shall be designated as preferred stock with a par value of one tenth of one cent ($0.001) per share."

          SECOND: That the Amendment of the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the Board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, ADVANCED TECHNOLOGY INDUSTRIES, INC., has caused this Certificate to be signed by its Chief Executive Officer, who hereby acknowledges under penalties of perjury that the facts herein stated are true and that this Certificate is the act and deed of the Corporation, this ___ day of ____, 2005.


                                  ADVANCED TECHNOLOGY INDUSTRIES, INC.


                                     By:
                                        ----------------------------------
                                          Allan Klepfisz
                                          Chief Executive Officer

                                    EXHIBIT B

                      ADVANCED TECHNOLOGY INDUSTRIES, INC.
                           2005 EQUITY INCENTIVE PLAN

1.   DEFINED TERMS

     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.   PURPOSE

     The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based Awards.

3.   ADMINISTRATION

     The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.   LIMITS ON AWARDS UNDER THE PLAN

     (A) NUMBER OF SHARES. A maximum of 15,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

     (B) TYPE OF SHARES. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

5.   ELIGIBILITY AND PARTICIPATION

     The Administrator will select participants from among those key employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOS is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.   RULES APPLICABLE TO AWARDS

     (A)  ALL AWARDS

          (1) AWARD PROVISIONS. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

          (2) TERM OF PLAN. No Awards may be made after July 19, 2015 but previously granted Awards may continue beyond that date in accordance with their terms.

          (3) TRANSFERABILITY. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Stock Options) may be exercised only by the Participant.

          (4) VESTING, ETC. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Stock Option that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:

          (A) subject to (B) and (C) below, all Stock Options held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

          (B) all Stock Options held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

          (C) all Stock Options held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

          (5) TAXES. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

          (6) DIVIDEND EQUIVALENTS, ETC. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

          (7) RIGHTS LIMITED. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

     (B)  STOCK OPTIONS

          (1) TIME AND MANNER OF EXERCISE. Unless the Administrator expressly provides otherwise, a Stock Option will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Stock Option. If the Stock Option is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Stock Option has the right to do so.

          (2) EXERCISE PRICE. Unless the Administrator determines otherwise, and in all respects in the case of Stock Options intended to qualify as an ISO, the exercise price of each Stock Option shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Stock Option, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.

          (3) PAYMENT OF EXERCISE PRICE. Where the exercise of a Stock Option is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Stock Option, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause
(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

     (C)  RESTRICTED STOCK AND UNRESTRICTED STOCK

     Restricted Stock and Unrestricted Stock may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7.   EFFECT OF CERTAIN TRANSACTIONS

     (A) MERGERS, ETC. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

          (1) ASSUMPTION OR SUBSTITUTION. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

          (2) CASH-OUT OF AWARDS. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

          (3) ACCELERATION OF CERTAIN AWARDS. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Stock Option will become fully exercisable on a basis that gives the holder of the Stock Option a reasonable opportunity, as determined by the Administrator, following exercise of the Stock Option to participate as a stockholder in the Covered Transaction.

          (4) TERMINATION OF STOCK OPTIONS UPON CONSUMMATION OF COVERED TRANSACTION. Each Stock Option (unless assumed pursuant to Section 7(a)(1) above) will terminate upon consummation of the Covered Transaction.

          (5) ADDITIONAL LIMITATIONS. Any share of Stock delivered pursuant to
Section 7(a) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

     (B) CHANGE IN AND DISTRIBUTIONS WITH RESPECT TO STOCK

          (1) BASIC ADJUSTMENT PROVISIONS. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Stock Options and any other provision of Awards affected by such change.

          (2) CERTAIN OTHER ADJUSTMENTS. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code.

          (3) CONTINUING APPLICATION OF PLAN TERMS. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.   LEGAL CONDITIONS ON DELIVERY OF STOCK

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to the exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.   AMENDMENT AND TERMINATION

     The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; PROVIDED, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10.  OTHER COMPENSATION ARRANGEMENTS

     The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.  WAIVER OF JURY TRIAL

     By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.

                                    EXHIBIT A

                               DEFINITION OF TERMS

     The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

     "ADMINISTRATOR": The Board, except that the Board may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; PROVIDED, that with respect to any delegation described in this clause (iii) the Board (or a properly delegated member or members of the Board) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

     "AFFILIATE": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

     "AWARD": Any or a combination of the following:

           (i) Stock Options.

           (ii) Restricted Stock.

           (iii) Unrestricted Stock.

     "BOARD": The Board of Directors of the Company.

     "CODE": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

     "COMPANY": Advanced Technology Industries, Inc.

     "COVERED TRANSACTION": Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of Stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

     "EMPLOYEE": Any person who is employed by the Company or an Affiliate.

     "EMPLOYMENT": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in
Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

     "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.

     "PARTICIPANT": A person who is granted an Award under the Plan.

     "PLAN": The Advanced Technology Industries, Inc. 2005 Equity Incentive Plan as from time to time amended and in effect.

     "RESTRICTED STOCK": Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

     "STOCK": Common Stock of the Company, par value $0.0001 per share.

     "STOCK OPTION": An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

     "UNRESTRICTED STOCK": Stock not subject to any restrictions under the terms of the Award.

PROXY                                                                      PROXY

                        ANNUAL MEETING OF STOCKHOLDERS OF
                      ADVANCED TECHNOLOGY INDUSTRIES, INC.

                                    [o], 2005

                        THIS PROXY IS BEING SOLICITED BY
            ADVANCED TECHNOLOGY INDUSTRIES, INC.'S BOARD OF DIRECTORS

     By signing this proxy or by voting by phone or Internet as instructed, the undersigned hereby acknowledges receipt of the Notice and Proxy Statement dated [o], 2005 in connection with the Annual Meeting to be held at 10:00 a.m. on [o], 2005 at [o], and hereby appoints Allan Klepfisz and James Samuelson and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock and Series A Convertible Preferred Stock of Advanced Technology Industries, Inc. registered in the name provided herein which the undersigned is entitled to vote at the 2005 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present.

     This proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be FOR each of the proposals set forth on the reverse side.

     In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

     SEE REVERSE SIDE FOR ALL OF THE PROPOSALS. If you wish to vote in accordance with the Board of Directors recommendations, just sign on the reverse side. You need not mark any boxes.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

--------------------------------------------------------------------------------
COMPANY#
CONTROL#

There are three ways to vote your proxy.

VOTE BY PHONE--TOLL FREE-[          ]--QUICK--EASY--IMMEDIATE
o Use any touch tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on [o], 2005.
o You will be prompted to enter you Company Number and Control Number (these numbers are located above).
o Follow the simple instructions the voice provides you.

VOTE BY INTERNET -[                ]--QUICK--EASY--IMMEDIATE
o Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on [o], 2005.
o You will be prompted to enter you Company Number and Control Number (these numbers are located above).

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to Allan Klepfisz, Advanced Technology Industries, Inc., 211 Madison Ave., Apt. 28B, New York, NY, 10016.

      If you vote by phone of Internet, please do not mail your proxy card
                               Please detach here

--------------------------------------------------------------------------------
1. Election of four (4) directors.

Nominees: Allan Klepfisz, James Samuelson, Arie Baalbergen and Chai Ong

|_| FOR ALL NOMINEES          |_| WITHHOLD AUTHORITY FOR ALL NOMINEES

|_| FOR ALL EXCEPT _____________________________________________
    (See instructions below) Write name(s) of withheld nominees

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), MARK
             "FOR ALL EXCEPT" AND WRITE IN THE NAME OF EACH NOMINEE YOU WISH TO WITHHOLD IN THE SPACE PROVIDED.

--------------------------------------------------------------------------------
2. To approve the amendment to the certificate of incorporation of Advanced Technology Industries, Inc. to increase the total authorized shares of common stock from 100,000,000 shares to 800,000,000 shares.
 |_|  FOR        |_| AGAINST         |_| ABSTAIN

3. To approve the 2005 Equity Incentive Plan.
 |_|  FOR        |_| AGAINST         |_| ABSTAIN

4. To ratify the appointment of Marcum & Kliegman LLP as the independent public accountants for the year ending December 31, 2005.
 |_| FOR         |_| AGAINST         |_| ABSTAIN

5. To approve the postponement or adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the amendment to our certificate of incorporation.
 |_|  FOR        |_| AGAINST         |_| ABSTAIN

In their discretion, to vote upon any and all other matters that may properly come before the Annual Meeting.

                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT |_|


Signature of
Stockholder ____________________________________________ Date: _________________

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign full partnership name by authorized person.


                                        2